Exhibit 99.1

2005 Annual Shareholders' Meeting

This presentation includes forward-looking statements. These forward-looking statements include comments with respect to our goals, objectives, expectations, and strategies, and the results of our operations and our business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements. Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. Other specific risks include the following: potential inability to successfully implement our growth business strategy; the integration of businesses we may acquire; our limited operating history; the potential unavailability of external financing; our reliance on brokered deposits; the geographic concentration of our business, commercial real estate and consumer loan portfolios, including our significant concentration in California; the seasonality in our mortgage and commercial businesses; the potential unavailability of single family loans for bulk purchase; the portion of our single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom we do business; credit risk associated with our smaller borrowers in our mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which we are subject; the possibility that our allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of our information systems; the potential inability to obtain the third-party information services on which we rely; and environmental risks associated with foreclosure on real estate properties. We caution that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events. Forward Looking Information

Mission To grow our Texas community bank supported by national commercial and mortgage lending. We leverage our key managers who provide high quality customer service utilizing technology and outsourced processes. We are a low cost producer. We capitalize on industry consolidation through acquisitions.

Core Values We exist to serve our customers and employees with respect and fairness. We will be ethical, forthright, and honest in all things. We will foster innovation and open communication. We will recognize each individual's contribution. We will proactively help others to succeed.

2005 Accomplishments We signed a definitive agreement with Elgin Bank of Texas in January 2005 Began to roll-out our mortgage products into our community banks Began offering home equity loans and small construction loans in our community banks Implemented the "Score Card" approach in the community banks Began offering 3rd party investor services Developed a recruiting department for retail mortgage banking Opened a new banking office in Lakeway, Texas Issued our first corporate newsletter

Strategy Continue to build a premier, relationship-based community banking franchise headquartered in Texas Expand into highly desirable banking markets outside principal metropolitan areas High growth Potential high entry market share Less competition from major banking institutions Expansion through both strategic acquisitions and organic growth Significant franchise acquisitions Smaller franchise in-fill and branch acquisitions Continue to leverage the proven expertise and relationships of key management Focus on three lines of business Community banking Residential mortgage lending Commercial lending

Corporate Locations Austin Houston Tyler Phoenix Orlando Dallas Retail /Wholesale Mortgage Offices located in states shaded in blue including Washington, D.C. Residential Construction Lending Offices Franklin Bank Locations Jacksonville Banking Locations Lost Pines Banking Locations Corporate Headquarters Cedar Creek Banking Locations Detroit Philadelphia First National Bank of Athens Banking Locations Elgin Bank of Texas Banking Locations

Community Banking Acquisitions Blue dots are Franklin branches, red dots are Jacksonville offices, green dots are Lost Pines offices, yellow dots are Cedar Creek offices, orange dots are First National Bank of Athens offices, and purple dots are Elgin Bank of Texas offices. Tyler San Angelo McAllen

Key Financial Data for the period ended ($ in 000's except per share data) Quarter Ended 3/31/05 Quarter Ended 3/31/04 Total Assets $3,892,714 $2,594,464 Net Income $ 6,912 $ 4,262 Earnings per diluted common share $.31 $.20 ROAA .76% .73% ROCE 9.88% 6.89% Efficiency Ratio 52.44% 54.50% Net Yield on Int. Earning Assets 2.31% 2.49% Equity to Assets 7.38% 9.65%

Loan information (in 000's) Loans 3/31/05 3/31/04 Single Family Mtg. Held for Investment $2,572,427 1,649,785 Single Family Mtg. Held for Sale 170,892 141,734 Builder Lines 424,273 210,287 Mortgage Banker Finance 148,154 17,309 Other Commercial 103,223 60,775 Consumer 54,352 58,670 Allowance for credit losses (7,642) (6,000) TOTAL LOANS, NET $3,465,679 $2,132,560

Deposit Data (in 000's) Deposits 3/31/05 3/31/04 Non-interest bearing & Transaction accounts $ 149,668 $ 103,092 Money Market & Savings accounts 186,723 175,870 CD's 379,665 349,266 Subtotal Community Banking 716,056 628,228 Wholesale & brokered 1,081,737 769,036 TOTAL DEPOSITS $1,797,793 $1,397,264

Developing one of the largest banking franchises headquartered in Texas. Growth will be achieved by providing specialized niche products to known customers and though geographic expansion. Exceptional growth and acquisition opportunities by capitalizing on fragmented Texas market with limited in-market competitors. Extensive management experience in acquiring, integrating and operating highly profitable banking institutions. Management team has run an $18 billion Texas based banking institution and generated high returns for equity investors. Why Franklin Bank?

Thank you for your continued support in Franklin Bank (FBTX)!